UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 29, 2006

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.      Entry into a Material Definitive Agreement.

        On April 29, 2006, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) adopted amendments to the Harley-Davidson, Inc. Director Stock Plan (the “Plan”). The amendments to the Plan provide for an annual grant of “Share Units” to each outside director of the Company. Pursuant to the Plan as amended, beginning with the annual meeting of shareholders of the Company held April 29, 2006 (the “2006 Annual Meeting”), each outside director will, as of the first business day following each annual meeting of shareholders of the Company, receive a grant of such number of Share Units as the Board determines at the meeting of the Board coinciding with such annual meeting. Directors first elected as an outside director after April 29, 2006 at a time other than at an annual meeting of shareholders of the Company will automatically be granted, as of the first business day following the first meeting of the Board or a committee of the Board that the outside director attends, a number of Share Units equal to the number of Share Units last granted to each of the outside directors in connection with the last annual meeting of shareholders. An outside director who receives a grant of Share Units pursuant to the Plan will have the number of Share Units credited to a “Grant Share Account” established by the Company for the outside director. At the time an outside director ceases serving on the Board or in the event of a change of control of the Company, as defined in the Plan, the Company will make a payment to the outside director in respect of the outside director’s Grant Share Account. All payments in respect of a Grant Share Account will be made in shares of common stock of the Company by converting Share Units into Company common stock on a one-for-one basis. Pending this payout, whenever the Company pays dividends on its common stock, each outside director will receive an increase in Share Units to reflect the dividend.

        On April 29, 2006, the Board also approved amendments to the Company’s Director Compensation Policy (the “Policy”) so that the Policy contemplates the grants of Share Units to outside directors described above. Pursuant to the Plan and the Policy as amended, that same day, the Board determined that the grant to each outside director of the Company relating to the 2006 Annual Meeting would consist of 1,000 Share Units.

        In addition, management periodically may provide a director with the use of a motorcycle where doing so may further a Company business objective. The director’s use may also include some personal use, and tax incurred related to such use will be reimbursed by the Company. Except for the matters discussed above and compensation for the non-executive Chairman of the Board as disclosed in the Company’s proxy statement for the 2006 Annual Meeting, the Company has not changed or increased compensation for the Company’s outside directors since May 2003.

        The foregoing description of the amendments to the Plan and the Policy is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and to the full text of the Policy, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(10.1)	Harley-Davidson, Inc. Director Stock Plan, as Amended.

(10.2)	Harley-Davidson, Inc. Director Compensation Policy effective April 29, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: May 4, 2006	By: /s/ Gail A. Lione
Gail A. Lione
Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K
Dated April 29, 2006

Exhibit
Number

(10.1)	Harley-Davidson, Inc. Director Stock Plan, as Amended.

(10.2)	Harley-Davidson, Inc. Director Compensation Policy effective April 29, 2006.